EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2023

•Third quarter net income of $18.4 million;
•Linked quarter loan growth of 2.1%;
•Third quarter earnings per diluted common share of $0.60;
•Annualized return on third quarter average assets of 0.93%;
•Annualized return on third quarter average tangible common equity of 13.17%(1); and
•Nonperforming assets remain low at 0.05% of total assets.
Tyler, Texas (October 26, 2023) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended September 30, 2023. Southside reported net income of $18.4 million for the three months ended September 30, 2023, a decrease of $8.5 million, or 31.5%, compared to $27.0 million for the same period in 2022. Earnings per diluted common share decreased $0.24, or 28.6%, to $0.60 for the three months ended September 30, 2023, from $0.84 for the same period in 2022. The annualized return on average shareholders’ equity for the three months ended September 30, 2023, was 9.50%, compared to 14.23% for the same period in 2022.  The annualized return on average assets was 0.93% for the three months ended September 30, 2023, compared to 1.43% for the same period in 2022.
“Southside reported third quarter earnings per diluted common share of $0.60, and a 13.17% return on average tangible common equity,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Linked quarter net income decreased due to recording a $7.0 million provision for credit losses. The increase in provision for credit losses was driven by increased economic and repricing concerns forecasted in our CECL model while our asset quality metrics remained strong with a ratio of nonperforming assets to total assets of 0.05%. Linked quarter, loans increased $91.6 million, or 2.1% and deposits increased $231.9 million, or 3.8%. The increase in deposits was due to an increase in public funds primarily from two of our contractual municipal depositories. Our tax-equivalent net interest margin linked quarter decreased 15 basis points primarily due to these higher cost deposits along with continued overall higher funding costs.”
Operating Results for the Three Months Ended September 30, 2023
Net income was $18.4 million for the three months ended September 30, 2023, compared to $27.0 million for the same period in 2022, a decrease of $8.5 million, or 31.5%. Earnings per diluted common share were $0.60 and $0.84 for the three months ended September 30, 2023 and 2022, respectively. The decrease in net income was primarily a result of the increase in the provision for credit losses, the decrease in net interest income and the increase in noninterest expense, partially offset by the decrease in income tax expense and the increase in noninterest income. Annualized returns on average assets and average shareholders’ equity for the three months ended September 30, 2023 were 0.93% and 9.50%, respectively, compared to 1.43% and 14.23%, respectively, for the three months ended September 30, 2022.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 54.86% and 52.29%, respectively, for the three months ended September 30, 2023, compared to 50.09% and 47.42%, respectively, for the three months ended September 30, 2022, and 53.54% and 51.06%, respectively, for the three months ended June 30, 2023.
Net interest income for the three months ended September 30, 2023 was $53.3 million, compared to $55.5 million for the same period in 2022, a decrease of 4.0%. The decrease in net interest income was due to the increase in interest expense on our interest bearing liabilities due to higher interest rates and an increase in the average balance of our interest bearing liabilities, partially offset by the increase in interest income, a result of the increase in the average yield and average balance of interest earning assets. Linked quarter, net interest income decreased $0.6 million, or 1.2%, compared to $53.9 million during the three months ended June 30, 2023. The decrease in net interest income was largely due to the increase in the average rate paid on our interest bearing liabilities, partially offset by increases in the average yield of interest earning assets and average balance of interest earning assets.
Our net interest margin and tax-equivalent net interest margin(1) decreased to 2.85% and 3.02%, respectively, for the three months ended September 30, 2023, compared to 3.15% and 3.36%, respectively, for the same period in 2022. Linked quarter, net interest margin and tax-equivalent net interest margin(1) decreased from 2.99% and 3.17%, respectively for the three months ended June 30, 2023.
Noninterest income was $10.8 million for the three months ended September 30, 2023, an increase of $0.6 million, or 5.5%, compared to $10.3 million for the same period in 2022. The increase was primarily due to increases in deposit services income

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and trust fees. On a linked quarter basis, noninterest income increased $0.4 million, or 3.6%, compared to the three months ended June 30, 2023. The increase was due to a net gain on sale of securities AFS during the third quarter, partially offset by decreases in net gain on sale of equity securities and other noninterest income.
Noninterest expense increased $2.1 million, or 6.2%, to $35.6 million for the three months ended September 30, 2023, compared to $33.5 million for the same period in 2022, due to increases in other noninterest expense, software and data processing expense and FDIC insurance. On a linked quarter basis, noninterest expense increased by $0.6 million, or 1.6%, compared to the three months ended June 30, 2023.
Income tax expense decreased $0.8 million, or 19.5%, for the three months ended September 30, 2023, compared to the same period in 2022. On a linked quarter basis, income tax expense decreased $1.4 million, or 31.7%. Our effective tax rate (“ETR”) increased to 14.5% for the three months ended September 30, 2023, compared to 12.6% for the three months ended September 30, 2022, and decreased from 15.5% for the three months ended June 30, 2023. The higher ETR for the three months ended September 30, 2023 compared to the same period in 2022, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Operating Results for the Nine Months Ended September 30, 2023
Net income was $69.4 million for the nine months ended September 30, 2023, compared to $77.4 million for the same period in 2022, a decrease of $8.0 million, or 10.3%. Earnings per diluted common share were $2.24 for the nine months ended September 30, 2023, compared to $2.39 for the same period in 2022, a decrease of 6.3%. The decrease in net income was primarily a result of increases in noninterest expense, provision for credit losses and income tax expense, partially offset by increases in net interest income and noninterest income. Returns on average assets and average shareholders’ equity for the nine months ended September 30, 2023 were 1.20% and 12.21%, respectively, compared to 1.42% and 12.92%, respectively, for the nine months ended September 30, 2022.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 53.99% and 51.44%, respectively, for the nine months ended September 30, 2023, compared to 50.46% and 47.76%, respectively, for the nine months ended September 30, 2022.
Net interest income was $160.5 million for the nine months ended September 30, 2023, compared to $155.5 million for the same period in 2022, due to the increase in interest income, a result of the increase in the average yield and average balance of our interest earning assets, partially offset by the increase in average rate paid and average balance of our interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) were 2.95% and 3.13%, respectively, for the nine months ended September 30, 2023, compared to 3.08% and 3.29%, respectively, for the same period in 2022. The decrease in net interest margin was due to larger average rate and balance increases on our interest-bearing liabilities when compared to the interest earning assets during the nine months ended September 30, 2023.
Noninterest income was $33.3 million for the nine months ended September 30, 2023, an increase of $3.2 million, or 10.8%, compared to $30.1 million for the same period in 2022. The increase was due to a net gain on sale of equity securities and an increase in BOLI income related to death benefits realized in the first quarter of 2023, partially offset by an increase in net loss on sale of securities AFS and a decrease in other noninterest income.
Noninterest expense was $105.4 million for the nine months ended September 30, 2023, compared to $96.8 million for the same period in 2022, an increase of $8.6 million, or 8.9%, due to increases in salaries and employee benefits, other noninterest expense, software and data processing expense and FDIC insurance.
Income tax expense increased $1.9 million, or 18.5%, for the nine months ended September 30, 2023, compared to the same period in 2022. Our ETR was approximately 15.0% and 11.8% for the nine months ended September 30, 2023 and 2022, respectively. The higher ETR for the nine months ended September 30, 2023, as compared to the same period in 2022, was primarily due to a decrease in tax-exempt income as a percentage of pre-tax income.
Balance Sheet Data
At September 30, 2023, Southside had $7.97 billion in total assets, compared to $7.56 billion at December 31, 2022 and $7.45 billion at September 30, 2022.
Loans at September 30, 2023 were $4.42 billion, an increase of $357.1 million, or 8.8%, compared to $4.06 billion at September 30, 2022. Linked quarter, loans increased $91.6 million, or 2.1%, due to increases of $63.2 million in construction loans, $17.0 million in commercial real estate loans, $6.3 million in municipal loans, $4.6 million in 1-4 family residential loans, and $2.1 million in commercial loans. These increases were partially offset by a decrease of $1.5 million in loans to individuals.
Securities at September 30, 2023 were $2.64 billion, an increase of $67.7 million, or 2.6%, compared to $2.58 billion at September 30, 2022. Linked quarter, securities decreased $4.8 million, or 0.2%, from $2.65 billion at June 30, 2023.
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Deposits at September 30, 2023 were $6.35 billion, an increase of $168.4 million, or 2.7%, compared to $6.18 billion at September 30, 2022. Linked quarter, deposits increased $231.9 million, or 3.8%, from $6.12 billion at June 30, 2023. During the three months ended September 30, 2023, public fund deposits increased $265.8 million, or 33.1%, and brokered deposits increased $19.6 million, or 2.5%, compared to June 30, 2023.
At September 30, 2023, we had 181,094 total deposit accounts with an average balance of $31,000. Our estimated uninsured deposits was 36.2% as of September 30, 2023. When excluding affiliate deposits (Southside-owned deposits) and public fund deposits (all collateralized), our total estimated deposits without insurance or collateral was 19.4% as of September 30, 2023. We continued to increase interest rates paid on deposits during the quarter in order to retain deposits. Our noninterest bearing deposits represent approximately 23% of total deposits. Linked quarter, our cost of interest bearing deposits increased 55 basis points from 2.03% in the prior quarter to 2.58%. Linked quarter, our cost of total deposits increased 48 basis points from 1.50% in the prior quarter to 1.98%.
Our cost of interest bearing deposits increased 169 basis points, from 0.47% for the nine months ended September 30, 2022, to 2.16% for the nine months ended September 30, 2023. Our cost of total deposits increased 128 basis points, from 0.34% for the nine months ended September 30, 2022, to 1.62% for the nine months ended September 30, 2023.
Capital Resources and Liquidity
Our capital ratios and contingent liquidity sources remain solid. During the third quarter ended September 30, 2023, we purchased 212,388 shares of the Company’s common stock at an average price of $29.39 authorized pursuant to the Stock Repurchase Plan. Repurchases may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of The Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may modify, suspend or discontinue the plan at any time. Subsequent to September 30, 2023, and through October 24, 2023, we purchased 141,480 shares of common stock at an average price of $28.56 pursuant to the Stock Repurchase Plan.
We utilized the Federal Reserve’s Bank Term Funding Program (“BTFP”) to reduce our overall funding costs and to enhance our interest rate risk position. As of September 30, 2023, our BTFP borrowings of $291.3 million were at a cost of 4.46%. As of September 30, 2023, out total available contingent liquidity, net of current outstanding borrowings, was $2.4 billion, consisting of FHLB advances, Federal Reserve Discount Window and correspondent bank lines of credit.
Asset Quality
Nonperforming assets at September 30, 2023 were $4.4 million, or 0.05% of total assets, a decrease of $7.3 million, or 62.6%, compared to $11.7 million, or 0.16% of total assets, at September 30, 2022. The decrease in nonperforming assets was primarily due to the adoption of ASU 2022-02 on January 1, 2023, which allowed for the prospective exclusion of loan modifications that are performing but would have previously required disclosure as troubled debt restructures in nonperforming assets. Linked quarter, nonperforming assets increased from $3.1 million at June 30, 2023 due to an increase of $1.3 million, or 43.1%, in nonaccrual loans.
The allowance for loan losses totaled $41.8 million, or 0.94% of total loans, at September 30, 2023, compared to $36.5 million, or 0.90% of total loans, at September 30, 2022. The increase in the allowance as a percentage of total loans was primarily due to increased economic and repricing concerns forecasted in our CECL model when compared to September 30, 2022. The allowance for loan losses was $36.3 million, or 0.84% of total loans, at June 30, 2023.
For the three month period ended September 30, 2023, we recorded a provision for credit losses for loans of $6.3 million, compared to a provision for credit losses for loans of $1.3 million and $0.3 million for the three month periods ended September 30, 2022 and June 30, 2023, respectively. Net charge-offs were $0.9 million for the three months ended September 30, 2023, compared to net charge-offs of $0.2 million and $0.3 million for the three months ended September 30, 2022 and June 30, 2023, respectively. Net charge-offs were $1.5 million for the nine months ended September 30, 2023, compared to net charge-offs of $0.2 million for the nine months ended September 30, 2022.
We recorded a provision for credit losses for off-balance-sheet credit exposures of $0.6 million and $0.2 million for the three month periods ended September 30, 2023 and 2022, respectively, and a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.4 million for the three months ended June 30, 2023. We recorded a provision for credit losses for off-balance-sheet credit exposures of $0.2 million for the nine months ended September 30, 2023 and a reversal of provision for credit losses for off-balance-sheet credit exposures of $0.3 million for the nine months ended September 30, 2022. The balance of the allowance for off-balance-sheet credit exposures at September 30, 2023 and 2022, was $3.9 million and $2.1 million, respectively, and is included in other liabilities.
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Dividend
Southside Bancshares, Inc. declared a third quarter cash dividend of $0.35 per share on August 3, 2023, which was paid on September 1, 2023, to all shareholders of record as of August 17, 2023.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its third quarter ended September 30, 2023 financial results on Thursday, October 26, 2023 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com, under Events.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BIf8ba20b3feef4841a0555bb85ebcd27b to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate, register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $7.97 billion in assets as of September 30, 2023, that owns 100% of Southside Bank.  Southside Bank currently has 55 branches in Texas and operates a network of 73 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive email notification of company news, events and stock activity, please register on the website under Resources and Investor Email Alerts.  Questions or comments may be directed to Lindsey Bailes at (903) 630-7965, or lindsey.bailes@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation, the impacts related to or resulting from other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, under “Part I - Item 1. Forward Looking Information” and “Part I - Item 1A. Risk Factors,” the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, under “Part II - Item 1A. Risk Factors” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2023			2022
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
ASSETS
Cash and due from banks	$105,601	$114,707	$101,109	$106,143	$110,620
Interest earning deposits	106,094	14,059	151,999	9,276	3,476
Federal funds sold	114,128	78,347	57,384	83,833	81,031
Securities available for sale, at estimated fair value	1,335,560	1,339,821	1,437,222	1,299,014	1,424,562
Securities held to maturity, at net carrying value	1,307,886	1,308,472	1,308,457	1,326,729	1,151,205
Total securities	2,643,446	2,648,293	2,745,679	2,625,743	2,575,767
Federal Home Loan Bank stock, at cost	12,778	10,801	16,696	9,190	12,887
Loans held for sale	1,382	1,666	407	667	421
Loans	4,420,633	4,329,043	4,152,644	4,147,691	4,063,495
Less: Allowance for loan losses	(41,760)	(36,303)	(36,332)	(36,515)	(36,506)
Net loans	4,378,873	4,292,740	4,116,312	4,111,176	4,026,989
Premises & equipment, net	139,473	139,801	141,363	141,256	142,653
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	3,295	3,702	4,144	4,622	5,137
Bank owned life insurance	135,737	134,951	134,635	133,911	133,394
Other assets	130,545	167,069	121,501	131,703	160,256
Total assets	$7,972,468	$7,807,252	$7,792,345	$7,558,636	$7,453,747

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,431,285	$1,466,756	$1,543,413	$1,671,562	$1,759,959
Interest bearing deposits	4,918,286	4,650,931	4,294,807	4,526,457	4,421,200
Total deposits	6,349,571	6,117,687	5,838,220	6,198,019	6,181,159
Other borrowings and Federal Home Loan Bank borrowings	608,038	683,348	958,810	374,511	318,252
Subordinated notes, net of unamortized debt issuance costs	93,838	93,796	98,710	98,674	98,639
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,269	60,267	60,266	60,265	60,264
Other liabilities	132,157	86,993	85,309	81,170	87,797
Total liabilities	7,243,873	7,042,091	7,041,315	6,812,639	6,746,111
Shareholders' equity	728,595	765,161	751,030	745,997	707,636
Total liabilities and shareholders' equity	$7,972,468	$7,807,252	$7,792,345	$7,558,636	$7,453,747

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2023			2022
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Income Statement:
Total interest income	$93,078	$86,876	$80,848	$75,128	$66,880
Total interest expense	39,805	32,960	27,495	18,286	11,365
Net interest income	53,273	53,916	53,353	56,842	55,515
Provision for (reversal of) credit losses	6,987	(74)	(40)	2,086	1,494
Net interest income after provision for (reversal of) credit losses	46,286	53,990	53,393	54,756	54,021
Noninterest income
Deposit services	6,479	6,291	6,422	6,478	6,241
Net gain (loss) on sale of securities available for sale	11	(3,455)	(2,146)	—	(99)
Net gain on sale of equity securities	—	2,642	2,416	—	—
Gain on sale of loans	96	185	104	36	109
Trust fees	1,522	1,490	1,467	1,571	1,407
Bank owned life insurance	790	756	1,675	516	720
Brokerage services	760	904	697	727	701
Other	1,178	1,651	1,398	1,438	1,190
Total noninterest income	10,836	10,464	12,033	10,766	10,269
Noninterest expense
Salaries and employee benefits	21,241	21,376	21,856	20,967	21,368
Net occupancy	3,796	3,690	3,734	3,973	3,847
Advertising, travel & entertainment	1,062	854	1,050	1,188	789
ATM expense	358	320	355	360	317
Professional fees	1,472	1,192	1,372	1,473	1,412
Software and data processing	2,432	2,264	2,055	1,741	1,736
Communications	359	348	327	387	497
FDIC insurance	902	1,220	544	511	485
Amortization of intangibles	407	442	478	515	550
Other	3,524	3,287	3,078	2,446	2,463
Total noninterest expense	35,553	34,993	34,849	33,561	33,464
Income before income tax expense	21,569	29,461	30,577	31,961	30,826
Income tax expense	3,120	4,568	4,543	4,293	3,875
Net income	$18,449	$24,893	$26,034	$27,668	$26,951

Common Share Data:
Weighted-average basic shares outstanding	30,502	30,721	31,372	31,896	32,112
Weighted-average diluted shares outstanding	30,543	30,754	31,464	31,964	32,221
Common shares outstanding end of period	30,338	30,532	31,121	31,547	32,127
Earnings per common share
Basic	$0.60	$0.81	$0.83	$0.87	$0.84
Diluted	0.60	0.81	0.83	0.87	0.84
Book value per common share	24.02	25.06	24.13	23.65	22.03
Tangible book value per common share	17.28	18.35	17.54	17.13	15.61
Cash dividends paid per common share	0.35	0.35	0.35	0.38	0.34

Selected Performance Ratios:
Return on average assets	0.93%	1.29%	1.38%	1.47%	1.43%
Return on average shareholders’ equity	9.50	13.32	13.92	15.08	14.23
Return on average tangible common equity (1)	13.17	18.59	19.36	21.35	19.94
Average yield on earning assets (FTE) (1)	5.15	5.00	4.76	4.43	4.00
Average rate on interest bearing liabilities	2.84	2.45	2.14	1.48	0.92
Net interest margin (FTE) (1)	3.02	3.17	3.21	3.40	3.36
Net interest spread (FTE) (1)	2.31	2.55	2.62	2.95	3.08
Average earning assets to average interest bearing liabilities	133.24	134.12	137.67	143.66	142.83
Noninterest expense to average total assets	1.79	1.82	1.85	1.78	1.77
Efficiency ratio (FTE) (1)	52.29	51.06	50.99	46.38	47.42
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2023			2022
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Nonperforming Assets:	$4,381	$3,059	$3,180	$10,862	$11,717
Nonaccrual loans	4,316	3,017	3,169	2,846	3,039
Accruing loans past due more than 90 days	—	—	—	—	—
Restructured loans (1)	15	—	—	7,849	8,481
Other real estate owned	50	—	—	93	162
Repossessed assets	—	42	11	74	35

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.10%	0.07%	0.08%	0.07%	0.07%
Ratio of nonperforming assets to:
Total assets	0.05	0.04	0.04	0.14	0.16
Total loans	0.10	0.07	0.08	0.26	0.29
Total loans and OREO	0.10	0.07	0.08	0.26	0.29
Ratio of allowance for loan losses to:
Nonaccruing loans	967.56	1,203.28	1,146.48	1,283.03	1,201.25
Nonperforming assets	953.21	1,186.76	1,142.52	336.17	311.56
Total loans	0.94	0.84	0.87	0.88	0.90
Net charge-offs (recoveries) to average loans outstanding	0.08	0.03	0.03	0.05	0.02

Capital Ratios:
Shareholders’ equity to total assets	9.14	9.80	9.64	9.87	9.49
Common equity tier 1 capital	12.27	12.32	12.73	12.63	12.98
Tier 1 risk-based capital	13.31	13.37	13.81	13.70	14.07
Total risk-based capital	15.71	15.68	16.28	16.11	16.50
Tier 1 leverage capital	9.61	9.69	9.83	9.96	10.09
Period end tangible equity to period end tangible assets (2)	6.75	7.37	7.19	7.35	6.92
Average shareholders’ equity to average total assets	9.76	9.72	9.94	9.72	10.02

(1)Pursuant to our adoption of ASU 2022-02, effective January 1, 2023, we prospectively discontinued the recognition and measurement guidance previously required on troubled debt restructures. As a result, “restructured” loans beginning March 31, 2023, exclude any loan modifications that are performing but would have previously required disclosure as troubled debt restructures.
(2)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2023			2022
Loan Portfolio Composition	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Real Estate Loans:
Construction	$720,515	$657,354	$591,894	$559,681	$554,345
1-4 Family Residential	689,492	684,878	672,595	663,519	646,692
Commercial	2,117,306	2,100,338	1,990,861	1,987,707	1,901,921
Commercial Loans	385,816	383,724	388,182	412,064	433,538
Municipal Loans	441,512	435,211	438,566	450,067	449,219
Loans to Individuals	65,992	67,538	70,546	74,653	77,780
Total Loans	$4,420,633	$4,329,043	$4,152,644	$4,147,691	$4,063,495

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$36,303	$36,332	$36,515	$36,506	$35,449
Loans charged-off	(1,262)	(737)	(633)	(864)	(686)
Recoveries of loans charged-off	378	430	362	383	449
Net loans (charged-off) recovered	(884)	(307)	(271)	(481)	(237)
Provision for (reversal of) loan losses	6,341	278	88	490	1,294
Balance at end of period	$41,760	$36,303	$36,332	$36,515	$36,506

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,207	$3,559	$3,687	$2,091	$1,891
Provision for (reversal of) off-balance-sheet credit exposures	646	(352)	(128)	1,596	200
Balance at end of period	$3,853	$3,207	$3,559	$3,687	$2,091
Total Allowance for Credit Losses	$45,613	$39,510	$39,891	$40,202	$38,597
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Income Statement:
Total interest income	$260,802	$177,853
Total interest expense	100,260	22,354
Net interest income	160,542	155,499
Provision for (reversal of) credit losses	6,873	1,155
Net interest income after provision for (reversal of) credit losses	153,669	154,344
Noninterest income
Deposit services	19,192	19,365
Net gain (loss) on sale of securities available for sale	(5,590)	(3,819)
Net gain on sale of equity securities	5,058	—
Gain on sale of loans	385	495
Trust fees	4,479	4,421
Bank owned life insurance	3,221	2,131
Brokerage services	2,361	2,608
Other	4,227	4,890
Total noninterest income	33,333	30,091
Noninterest expense
Salaries and employee benefits	64,473	61,666
Net occupancy	11,220	11,157
Advertising, travel & entertainment	2,966	2,242
ATM expense	1,033	954
Professional fees	4,036	3,486
Software and data processing	6,751	5,106
Communications	1,034	1,509
FDIC insurance	2,666	1,434
Amortization of intangibles	1,327	1,758
Other	9,889	7,453
Total noninterest expense	105,395	96,765
Income before income tax expense	81,607	87,670
Income tax expense	12,231	10,318
Net income	$69,376	$77,352
Common Share Data:
Weighted-average basic shares outstanding	30,862	32,195
Weighted-average diluted shares outstanding	30,916	32,341
Common shares outstanding end of period	30,338	32,127
Earnings per common share
Basic	$2.25	$2.40
Diluted	2.24	2.39
Book value per common share	24.02	22.03
Tangible book value per common share	17.28	15.61
Cash dividends paid per common share	1.05	1.02

Selected Performance Ratios:
Return on average assets	1.20%	1.42%
Return on average shareholders’ equity	12.21	12.92
Return on average tangible common equity (1)	16.98	17.74
Average yield on earning assets (FTE) (1)	4.97	3.74
Average rate on interest bearing liabilities	2.49	0.63
Net interest margin (FTE) (1)	3.13	3.29
Net interest spread (FTE) (1)	2.48	3.11
Average earning assets to average interest bearing liabilities	134.94	143.10
Noninterest expense to average total assets	1.82	1.77
Efficiency ratio (FTE) (1)	51.44	47.76
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2023	2022
Nonperforming Assets:	$4,381	$11,717
Nonaccrual loans	4,316	3,039
Accruing loans past due more than 90 days	—	—
Restructured loans (1)	15	8,481
Other real estate owned	50	162
Repossessed assets	—	35

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.10%	0.07%
Ratio of nonperforming assets to:
Total assets	0.05	0.16
Total loans	0.10	0.29
Total loans and OREO	0.10	0.29
Ratio of allowance for loan losses to:
Nonaccruing loans	967.56	1,201.25
Nonperforming assets	953.21	311.56
Total loans	0.94	0.90
Net charge-offs (recoveries) to average loans outstanding	0.05	0.01

Capital Ratios:
Shareholders’ equity to total assets	9.14	9.49
Common equity tier 1 capital	12.27	12.98
Tier 1 risk-based capital	13.31	14.07
Total risk-based capital	15.71	16.50
Tier 1 leverage capital	9.61	10.09
Period end tangible equity to period end tangible assets (2)	6.75	6.92
Average shareholders’ equity to average total assets	9.81	10.97

(1)Pursuant to our adoption of ASU 2022-02, effective January 1, 2023, we prospectively discontinued the recognition and measurement guidance previously required on troubled debt restructures. As a result, “restructured” loans beginning March 31, 2023, exclude any loan modifications that are performing but would have previously required disclosure as troubled debt restructures.
(2)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
Loan Portfolio Composition	2023	2022
Real Estate Loans:
Construction	$720,515	$554,345
1-4 Family Residential	689,492	646,692
Commercial	2,117,306	1,901,921
Commercial Loans	385,816	433,538
Municipal Loans	441,512	449,219
Loans to Individuals	65,992	77,780
Total Loans	$4,420,633	$4,063,495

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$36,515	$35,273
Loans charged-off	(2,632)	(1,720)
Recoveries of loans charged-off	1,170	1,505
Net loans (charged-off) recovered	(1,462)	(215)
Provision for (reversal of) loan losses	6,707	1,448
Balance at end of period	$41,760	$36,506

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$3,687	$2,384
Provision for (reversal of) off-balance-sheet credit exposures	166	(293)
Balance at end of period	$3,853	$2,091
Total Allowance for Credit Losses	$45,613	$38,597

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	September 30, 2023			June 30, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,396,184	$64,758	5.84%	$4,197,130	$59,334	5.67%
Loans held for sale	1,537	26	6.71%	1,664	23	5.54%
Securities:
Taxable investment securities (2)	912,789	8,731	3.79%	925,445	8,773	3.80%
Tax-exempt investment securities (2)	1,510,044	16,232	4.26%	1,562,232	16,182	4.15%
Mortgage-backed and related securities (2)	442,908	4,426	3.96%	401,427	3,830	3.83%
Total securities	2,865,741	29,389	4.07%	2,889,104	28,785	4.00%
Federal Home Loan Bank stock, at cost, and equity investments	22,363	265	4.70%	21,480	379	7.08%
Interest earning deposits	37,891	535	5.60%	56,604	742	5.26%
Federal funds sold	94,441	1,253	5.26%	59,186	748	5.07%
Total earning assets	7,418,157	96,226	5.15%	7,225,168	90,011	5.00%
Cash and due from banks	106,348			103,559
Accrued interest and other assets	400,850			419,420
Less: Allowance for loan losses	(36,493)			(36,512)
Total assets	$7,888,862			$7,711,635
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$622,246	1,458	0.93%	$648,560	1,430	0.88%
Certificates of deposit	949,894	9,443	3.94%	797,992	6,365	3.20%
Interest bearing demand accounts	3,189,048	20,050	2.49%	2,841,818	13,884	1.96%
Total interest bearing deposits	4,761,188	30,951	2.58%	4,288,370	21,679	2.03%
Federal Home Loan Bank borrowings	230,184	1,174	2.02%	211,309	1,032	1.96%
Subordinated notes, net of unamortized debt issuance costs	93,817	962	4.07%	97,804	994	4.08%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,268	1,178	7.75%	60,266	1,100	7.32%
Repurchase agreements	104,070	1,048	4.00%	97,915	883	3.62%
Other borrowings	317,913	4,492	5.61%	631,447	7,272	4.62%
Total interest bearing liabilities	5,567,440	39,805	2.84%	5,387,111	32,960	2.45%
Noninterest bearing deposits	1,441,738			1,490,445
Accrued expenses and other liabilities	109,490			84,252
Total liabilities	7,118,668			6,961,808
Shareholders’ equity	770,194			749,827
Total liabilities and shareholders’ equity	$7,888,862			$7,711,635
Net interest income (FTE)		$56,421			$57,051
Net interest margin (FTE)			3.02%			3.17%
Net interest spread (FTE)			2.31%			2.55%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2023 and June 30, 2023, loans totaling $4.3 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2023			December 31, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,128,775	$55,453	5.45%	$4,103,429	$52,650	5.09%
Loans held for sale	1,662	20	4.88%	1,087	15	5.47%
Securities:
Taxable investment securities (2)	690,864	5,712	3.35%	622,004	4,804	3.06%
Tax-exempt investment securities (2)	1,692,700	16,466	3.95%	1,730,233	15,652	3.59%
Mortgage-backed and related securities (2)	455,811	4,329	3.85%	483,914	4,614	3.78%
Total securities	2,839,375	26,507	3.79%	2,836,151	25,070	3.51%
Federal Home Loan Bank stock, at cost, and equity investments	31,470	245	3.16%	22,616	212	3.72%
Interest earning deposits	87,924	1,033	4.76%	10,974	108	3.90%
Federal funds sold	72,630	837	4.67%	84,858	774	3.62%
Total earning assets	7,161,836	84,095	4.76%	7,059,115	78,829	4.43%
Cash and due from banks	107,765			108,200
Accrued interest and other assets	398,709			356,248
Less: Allowance for loan losses	(36,690)			(36,602)
Total assets	$7,631,620			$7,486,961
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$665,919	1,313	0.80%	$676,654	758	0.44%
Certificates of deposit	787,887	5,407	2.78%	645,972	3,035	1.86%
Interest bearing demand accounts	2,983,218	13,186	1.79%	3,119,682	9,894	1.26%
Total interest bearing deposits	4,437,024	19,906	1.82%	4,442,308	13,687	1.22%
Federal Home Loan Bank borrowings	404,199	3,141	3.15%	189,939	1,623	3.39%
Subordinated notes, net of unamortized debt issuance costs	98,693	999	4.11%	98,657	1,013	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,265	1,031	6.94%	60,264	901	5.93%
Repurchase agreements	65,435	492	3.05%	37,416	117	1.24%
Other borrowings	136,700	1,926	5.71%	85,033	945	4.41%
Total interest bearing liabilities	5,202,316	27,495	2.14%	4,913,617	18,286	1.48%
Noninterest bearing deposits	1,588,725			1,757,568
Accrued expenses and other liabilities	81,829			88,024
Total liabilities	6,872,870			6,759,209
Shareholders’ equity	758,750			727,752
Total liabilities and shareholders’ equity	$7,631,620			$7,486,961
Net interest income (FTE)		$56,600			$60,543
Net interest margin (FTE)			3.21%			3.40%
Net interest spread (FTE)			2.62%			2.95%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2023 and December 31, 2022, loans totaling $3.2 million and $2.8 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2022
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,012,547	$45,992	4.55%
Loans held for sale	606	7	4.58%
Securities:
Taxable investment securities (2)	626,136	4,896	3.10%
Tax-exempt investment securities (2)	1,750,952	14,455	3.28%
Mortgage-backed and related securities (2)	520,501	4,770	3.64%
Total securities	2,897,589	24,121	3.30%
Federal Home Loan Bank stock, at cost, and equity investments	24,013	101	1.67%
Interest earning deposits	18,664	105	2.23%
Federal funds sold	46,106	269	2.31%
Total earning assets	6,999,525	70,595	4.00%
Cash and due from banks	102,840
Accrued interest and other assets	433,532
Less: Allowance for loan losses	(35,706)
Total assets	$7,500,191
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$685,947	481	0.28%
Certificates of deposit	588,212	1,452	0.98%
Interest bearing demand accounts	3,164,961	5,954	0.75%
Total interest bearing deposits	4,439,120	7,887	0.70%
Federal Home Loan Bank borrowings	173,838	1,078	2.46%
Subordinated notes, net of unamortized debt issuance costs	98,621	1,004	4.04%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,263	669	4.40%
Repurchase agreements	30,530	54	0.70%
Other borrowings	98,174	673	2.72%
Total interest bearing liabilities	4,900,546	11,365	0.92%
Noninterest bearing deposits	1,746,245
Accrued expenses and other liabilities	101,881
Total liabilities	6,748,672
Shareholders’ equity	751,519
Total liabilities and shareholders’ equity	$7,500,191
Net interest income (FTE)		$59,230
Net interest margin (FTE)			3.36%
Net interest spread (FTE)			3.08%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2022, loans totaling $3.0 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2023			September 30, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,241,676	$179,545	5.66%	$3,855,844	$120,705	4.19%
Loans held for sale	1,620	69	5.69%	1,102	33	4.00%
Securities:
Taxable investment securities (2)	843,846	23,216	3.68%	629,413	14,136	3.00%
Tax-exempt investment securities (2)	1,587,656	48,880	4.12%	1,656,691	40,737	3.29%
Mortgage-backed and related securities (2)	433,335	12,585	3.88%	501,330	12,025	3.21%
Total securities	2,864,837	84,681	3.95%	2,787,434	66,898	3.21%
FHLB stock, at cost, and equity investments	25,071	889	4.74%	20,796	291	1.87%
Interest earning deposits	60,623	2,310	5.09%	46,972	254	0.72%
Federal funds sold	75,499	2,838	5.03%	30,837	352	1.53%
Total earning assets	7,269,326	270,332	4.97%	6,742,985	188,533	3.74%
Cash and due from banks	105,885			103,390
Accrued interest and other assets	406,160			492,173
Less: Allowance for loan losses	(36,564)			(35,746)
Total assets	$7,744,807			$7,302,802
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$645,415	4,201	0.87%	$669,632	1,080	0.22%
CDs	845,851	21,215	3.35%	556,728	2,624	0.63%
Interest bearing demand accounts	3,005,449	47,120	2.10%	3,146,350	11,684	0.50%
Total interest bearing deposits	4,496,715	72,536	2.16%	4,372,710	15,388	0.47%
FHLB borrowings	281,260	5,347	2.54%	117,724	1,668	1.89%
Subordinated notes, net of unamortized debt issuance costs	96,753	2,955	4.08%	98,587	3,002	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,266	3,309	7.34%	60,262	1,496	3.32%
Repurchase agreements	89,282	2,423	3.63%	27,393	82	0.40%
Other borrowings	362,684	13,690	5.05%	35,421	718	2.71%
Total interest bearing liabilities	5,386,960	100,260	2.49%	4,712,097	22,354	0.63%
Noninterest bearing deposits	1,506,431			1,697,779
Accrued expenses and other liabilities	91,784			92,161
Total liabilities	6,985,175			6,502,037
Shareholders’ equity	759,632			800,765
Total liabilities and shareholders’ equity	$7,744,807			$7,302,802
Net interest income (FTE)		$170,072			$166,179
Net interest margin (FTE)			3.13%			3.29%
Net interest spread (FTE)			2.48%			3.11%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2023 and 2022, loans totaling $4.3 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-17

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Nine Months Ended
	2023			2022		2023	2022
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$18,449	$24,893	$26,034	$27,668	$26,951	$69,376	$77,352
After-tax amortization expense	322	349	378	407	435	1,048	1,389
Adjusted net income available to common shareholders	$18,771	$25,242	$26,412	$28,075	$27,386	$70,424	$78,741

Average shareholders' equity	$770,194	$749,827	$758,750	$727,752	$751,519	$759,632	$800,765
Less: Average intangibles for the period	(204,658)	(205,086)	(205,555)	(206,049)	(206,591)	(205,096)	(207,172)
Average tangible shareholders' equity	$565,536	$544,741	$553,195	$521,703	$544,928	$554,536	$593,593

Return on average tangible common equity	13.17%	18.59%	19.36%	21.35%	19.94%	16.98%	17.74%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$728,595	$765,161	$751,030	$745,997	$707,636	$728,595	$707,636
Less: Intangible assets at end of period	(204,411)	(204,818)	(205,260)	(205,738)	(206,253)	(204,411)	(206,253)
Tangible common shareholders' equity at end of period	$524,184	$560,343	$545,770	$540,259	$501,383	$524,184	$501,383

Total assets at end of period	$7,972,468	$7,807,252	$7,792,345	$7,558,636	$7,453,747	$7,972,468	$7,453,747
Less: Intangible assets at end of period	(204,411)	(204,818)	(205,260)	(205,738)	(206,253)	(204,411)	(206,253)
Tangible assets at end of period	$7,768,057	$7,602,434	$7,587,085	$7,352,898	$7,247,494	$7,768,057	$7,247,494

Period end tangible equity to period end tangible assets	6.75%	7.37%	7.19%	7.35%	6.92%	6.75%	6.92%

Common shares outstanding end of period	30,338	30,532	31,121	31,547	32,127	30,338	32,127
Tangible book value per common share	$17.28	$18.35	$17.54	$17.13	$15.61	$17.28	$15.61

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$53,273	$53,916	$53,353	$56,842	$55,515	$160,542	$155,499
Tax-equivalent adjustments:
Loans	674	673	697	744	742	2,044	2,249
Tax-exempt investment securities	2,474	2,462	2,550	2,957	2,973	7,486	8,431
Net interest income (FTE) (1)	56,421	57,051	56,600	60,543	59,230	170,072	166,179
Noninterest income	10,836	10,464	12,033	10,766	10,269	33,333	30,091
Nonrecurring income (2)	(11)	226	(1,221)	—	99	(1,006)	2,982
Total revenue	$67,246	$67,741	$67,412	$71,309	$69,598	$202,399	$199,252

Noninterest expense	$35,553	$34,993	$34,849	$33,561	$33,464	$105,395	$96,765
Pre-tax amortization expense	(407)	(442)	(478)	(515)	(550)	(1,327)	(1,758)
Nonrecurring expense (3)	17	36	3	26	87	56	148
Adjusted noninterest expense	$35,163	$34,587	$34,374	$33,072	$33,001	$104,124	$95,155

Efficiency ratio	54.86%	53.54%	53.57%	48.92%	50.09%	53.99%	50.46%
Efficiency ratio (FTE) (1)	52.29%	51.06%	50.99%	46.38%	47.42%	51.44%	47.76%

Average earning assets	$7,418,157	$7,225,168	$7,161,836	$7,059,115	$6,999,525	$7,269,326	$6,742,985

Net interest margin	2.85%	2.99%	3.02%	3.19%	3.15%	2.95%	3.08%
Net interest margin (FTE) (1)	3.02%	3.17%	3.21%	3.40%	3.36%	3.13%	3.29%

Net interest spread	2.14%	2.37%	2.44%	2.74%	2.87%	2.31%	2.90%
Net interest spread (FTE) (1)	2.31%	2.55%	2.62%	2.95%	3.08%	2.48%	3.11%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale, net gain on sale of equity securities, BOLI income related to death benefits realized and other investment income or loss in the periods where applicable.
(3)These adjustments may include foreclosure expenses and branch closure expenses, in the periods where applicable.
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